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                            SYNET SERVICE CORPORATION
                             1996 STOCK OPTION PLAN

                                   ARTICLE I.
                            ESTABLISHMENT AND PURPOSE

         1.1 Establishment. Synet Service Corporation (the "Company") hereby establishes a plan providing for the grant of stock options to certain eligible individuals who have or will render services to the Company. This plan shall be known as the Synet Service Corporation 1996 Stock Option Plan (the "Plan").

         1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by enhancing the Company's ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company's economic objectives.

                                    ARTICLE 2
                                   DEFINITIONS

         The following terms have the meanings set forth below, unless the context otherwise requires:

         1.1 "Board" means the Board of Directors of the Company.

         1.2 "Cause" means either Participant's (i) dishonesty or insubordination as determined in the sole discretion of the Committee; (ii) breach of any covenant in the Stock Option Agreement, or (iii) "cause" as further defined in an employment agreement between the Company and Participant.

         1.3 "Code" means the Internal Revenue Code of 1986, as amended.

         1.4 "Committee" shall have the meaning set forth in Section 2.1 below.

         1.5 "Common Stock" means the Class B non-voting common stock of the Company, par value $.O1 per share, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with
Section 3.2 of the Plan.

         1.6 "Eligible Recipient" means key employees, consultants and independent contractors of the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company.

         1.7 "Fair Market Value" means the value of a share of Common Stock on a given date as determined by the Committee after consulting with the Company's financial and investment advisors.

         1.8 "Participant" means an Eligible Recipient who receives one or more Options under the "Plan."


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         1.9 "Previously Acquired Shares" means shares of Common Stock that are already owned by a Participant and shares of Common Stock that could be acquired by a Participant pursuant to the exercise of an Option.

         1.10 "Option" means any option to purchase shares of Common Stock granted to a Participant pursuant to the Plan.

                                    ARTICLE 2
                                 ADMINISTRATION

         2.1 Committee; Authority. The Plan shall be administered by the Board or by a committee appointed by the Board of one or more persons who shall serve at the pleasure of the Board (the Board or the appointed committee shall be referred to as the "Committee"). In the event that a Committee is appointed by the Board, members of the Committee need not be members of the Board. The Board may also at any time terminate the functions of the Committee and resume all powers and authority previously delegated thereto.

         2.2 Authority of Committee. The Committee shall have the power and authority, subject to the terms and conditions of the Plan, to grant Options to Eligible Recipients. All actions by the Committee shall be by majority vote and shall be subject to approval by the Board. In particular, the Committee with the advice and recommendations of management and subject to the approval of the Board shall have the authority to select the Eligible Recipients to whom an Option may be granted hereunder, to determine the number of shares of Common Stock to be covered by each Option granted hereunder and to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any vesting schedule or restriction on any Option and/or the shares of Common Stock relating thereto). The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto) and to otherwise supervise the administration of the Plan.

         2.3 Amend or Modify Option. With the consent of the Participant affected thereby, the Committee may amend or modify the terms of any outstanding Option in any manner, provided that the amended or modified terms are permitted by the Plan as then in effect. Without limiting the generality of the foregoing sentence, the Committee may, with the consent of the Participant affected thereby, modify the exercise price, number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Option, accept the surrender of any outstanding Option, or, to the extent not previously exercised or vested, authorize the grant of new Options in substitution for surrendered Options.


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                                   ARTICLE 3
                       STOCK SUBJECT TO PLAN; ADJUSTMENTS

         3.1 Shares Available for Use. The total number of shares of Common Stock reserved and available for distribution under the Plan shall be One Million (1,000,000). Such shares may consist, in whole or in part, of authorized and unissued shares. If any shares of Common Stock that have been optioned cease to be subject to an Option, such shares shall again be available for distribution in connection with future awards under the Plan.

         3.2 Adjustments to Shares. If the outstanding shares of common stock are hereafter are increased or decreased by reason of a stock split-up, reverse stock split, combination of shares, or other similar transaction, the Company shall make the same adjustment in the number and kind of shares which are purchasable pursuant to the Option hereunder.

         3.3 Extraordinary Corporate Transactions. If the Company is reorganized or consolidated or merged with another corporation, the Participant shall be entitled to receive an Option covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions, if the agreement or plan or reorganization, consolidation, or merger so provides. In the event of (a) a reorganization, merger, or consolidation in which the plan of reorganization, merger, or consolidation does not provide for substitution of options as set forth above; or (b) a sale or disposition of substantially all of the assets or stock of the Company; the Option shall terminate upon the effective date of such reorganization, merger, sale or disposition; provided that the Participant shall have the right, for at least thirty (30) days immediately prior to the effective date of such merger, consolidation, sale, or disposition, to exercise the Option in whole or in part to the extent not theretofore exercised as if the Option was fully vested.

         3.4 Initial Public Offering. In the event that the Company consummates an initial public offering ("IPO") of any of its common stock, a Participant shall be required to enter into a lock up agreement whereby Participant shall agree not to sell or transfer any shares of Common Stock subject to the Option or held by Participant for a period of time established by the underwriters of the IPO; provided that such period does not exceed that period applicable to any shareholder holding 51% or more of the outstanding capital stock of the Company or applicable law.

                                    ARTICLE 4
                                  STOCK OPTIONS

         4.1 Generally. The Options granted under the Plan shall be Options which do not qualify under Article 422 of the Code commonly referred to as "Non-Qualified Stock Options." Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.


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         4.2 Option Price. The option exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant and may be less than the Fair Market Value of one share of Common Stock on the date of the grant of the Option.

         4.3 Option Term. The term of each Option shall be fixed by the Committee at the date of its grant and set forth in the Stock Option Agreement.

         4.4 Exercisability. Options shall become exercisable at such times and in such installments as shall be determined by the Committee in its sole discretion at the time each Option is granted. Upon completion of its exercise period, an Option, to the extent not then exercised, shall expire. The Committee may waive or vary such installment exercise provisions at any time.

         4.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained herein and in the Stock Option Agreement by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive office (Attention: President), and by paying in full an amount equal to the number of shares of Common Stock being purchased times the exercise price set forth in the Stock Option Agreement. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice, payment and compliance with the other terms and conditions of the Plan and the Stock Option Agreement. As soon as practicable after the effective exercise of the Option, the Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Participant one or more duly issued stock certificates evidencing such ownership. If a Participant exercises any Option with respect to some, but not all, of the shares of Common Stock subject to such Option, the right to exercise such Option with respect to the remaining shares shall continue until its expires or terminates in accordance with its terns. An Option shall only be exercisable with respect to whole shares.

         4.6 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option shall be paid entirely in cash (including bank draft or money order); provided, however, that the Committee, in its sole discretion, may allow such payments to be made, in whole or in part, by transfer from the Participant to the Company of Previously Acquired Shares. In determining whether or upon what terms and conditions a Participant will be permitted to pay the purchase price of an Option in a form other than cash, the Committee may consider all relevant facts and circumstances, including, without limitation, the tax and securities law consequences to the Participant and the Company and the financial accounting consequences to the Company. In the event the Participant is permitted to pay the purchase price of an Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of the Option. No shares of Common Stock shall be delivered pursuant to the exercise of any Option until payment in full of any amount required to be paid pursuant to the Plan or the applicable Stock Option Agreement is, or is arranged to be, received by the Company.

         4.7 Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the Participant shall have become the holder of record of such shares, and no adjustments shall be made for dividends or other


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distributions or other rights as to which there is a record date preceding the date the Participant becomes the holder of record of such shares except as the Committee may otherwise determine.

         4.8 Termination of Employment. Unless otherwise modified by the Committee in it sole discretion, the following provisions apply:

                  4.8.1 Death and Disability. In the event of the death or disability of Participant while an employee of the Company, the Option, to the extent vested and not theretofore exercised, and as hereinafter limited, may be exercised in full or in part by (i) the estate of Participant or by a person who acquired the right to distribution from Participant in the event of death, or
(ii) the Participant in the event of disability, in each case at any time, or from time to time, within (and in no event after) three (3) months after the date of Participant's death or disability, as the case may be, but not later than the date on which the Option would otherwise expire. For purposes of this provision "disability" shall mean the physical or mental inability of Participant to perform his duties for a period of three (3) months as determined by an independent physician approved by the Company.

                  4.8.2 Termination without Cause. If the Participant's employment is terminated by the Company without cause or by the Participant by reason of resignation, the Option held by Participant, to the extent vested and not theretofore exercised and as hereinafter limited, may be exercised in whole or in part, at any time or from time to time, within one hundred eighty (180) days after the effective date of such termination or such later date as the Committee may determine but in either case not later than the date on which the Option would otherwise expire.

                  4.8.3 Termination for Cause. If the Participant's employment is terminated for Cause, the Participant shall, upon such termination, cease to have any right to exercise the Option. In addition, the Company shall have the right and option to buy back from Participant all shares of Common Stock issued to Participant upon Participant's exercise of the Option at a price equal to the lower of (i) the fair market value of such stock on the date of such termination determined by the Board in its sole discretion, or (ii) as set forth in a buy-sell agreement between Participant, the Company and its other shareholders.

         4.9 Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all Options granted to Participants shall terminate. In the event the Company is reconstituted as a successor company, then the Option shall not terminate but shall be converted to an option to purchase stock in a pro-rata amount of the reconstituted successor company.


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                                    ARTICLE 5
                             STOCK OPTION AGREEMENT

         5.1 Stock Option Agreement. It shall be a requirement to the granting of any Option that a Participant enter into an agreement with the Company regarding the grant of the Option (the "Stock Option Agreement"). The Stock Option Agreement may contain such further terms and conditions as the Committee deems appropriate, including a non-compete provision. No grant of an Option shall be effective without such agreement.

         5.2 Repurchase Right. At the time of grant, the Committee may provide in the Stock Option Agreement that the shares of Common Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company pursuant to which the Participant shall be required to offer to the Company upon termination of employment for any reason Common Stock that the Participant acquired under the Plan, at the price set forth in the Stock Option Agreement. In addition, the Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to require the forfeiture of shares of Common Stock acquired pursuant to the Plan by any Participant who (i) is terminated for Cause, or (ii) at any time within a specified period of time after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

                                    ARTICLE 6
                 RIGHT TO WITHHOLD; PAYMENT OF WITHHOLDING TAXES

         6.1 Right to Withhold. The Company is entitled to withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing to the Participant from the Company) or make other arrangements for the collection of all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements (i) attributable to the grant or exercise of an Option, or (ii) liability otherwise incurred with respect to an Option.

         6.2 Payment of Withholding Taxes. The Company is entitled to require the Participant promptly to remit the amount of withholding liability referred to in Section 6.1 to the Company before taking any action with respect to the exercise of an Option or the issuance of any stock certificate either to the Participant or any transferee. The Committee, in its sole discretion, may permit a Participant to pay all or a portion of such withholding liability either by surrendering Previously Acquired Shares already owned by the Participant or by electing to have the Company retain shares subject to the Option, provided that the Committee determines that the fair market value of the surrendered Previously Acquired Shares or the retained shares is equal to such withholding liability.

                                    ARTICLE 7
                   COVENANTS; RESTRICTIONS; GENERAL PROVISIONS

         7.1 Securities Act Covenants. The Committee may require each person purchasing Common Stock pursuant to an Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect


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any restrictions on transfer, including restrictions arising under the
Securities Act of 1933. All certificates for shares of Common Stock delivered under the Plan pursuant to the exercise of an Option shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         7.2 Restrictions on Transfer of Option. No right or interest of any Participant in an Option prior to the exercise of such Option shall be assignable or transferrable by Participant, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, divorce or bankruptcy, except by will or the laws of descent and distribution subject to the other provisions hereof.

         7.3 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be in addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

         7.4 Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate the employment or service of any Eligible Recipient or Participant at any time, or confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company.

         7.5 Unfunded Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Amendments and Termination. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of Participant under a Stock Option Agreement without the Participant's consent. The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but, no such amendment shall impair the rights of any Participant without Participant's consent. The Committee may also substitute new Options for previously granted options, including previously granted Options having higher option prices.

         8.2 Governing Law. The place of administration of the Plan shall be conclusively deemed to be within the State of Minnesota, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or under any Stock Option Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Minnesota without regard to conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.


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         8.3 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including, without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company's obligations under the Plan.

         8.4 Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Plan, any agreement evidencing a Stock Option and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of an Option, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of shares of Common Stock and shall remain in full force and effect.

                                    ARTICLE 9
                             EFFECTIVE DATE OF PLAN

         9.1 Effective Date. The Plan is effective as of September 26, 1996 the date adopted by the Board and by Shareholders holding a majority of the voting common stock of the Company present and entitled to vote at a meeting of the Company's shareholders. The Plan shall terminate at midnight on September 26, 2006, and may be terminated prior thereto by Board action, and no Option shall be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

         IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, the Company has caused this Plan to be signed by the undersigned officer.


         /s/ Michael J. Wethington
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         Michael J. Wethington, President